                                                                 10.(i)(L)(5)



                             WAIVER, AMENDMENT AND
                              EXTENSION AGREEMENT



          THIS WAIVER, AMENDMENT AND EXTENSION AGREEMENT ("Agreement") dated as of August 29, 1997, is made and entered into among SIGNATURE
FINANCIAL/MARKETING, INC. (the "Borrower") and the banks listed on the signature pages hereof (herein, together with their respective successors and assigns, collectively called the "Banks" and individually called a "Bank").

          WHEREAS the Banks are parties to that certain Credit Agreement dated as of September 27, 1996, as amended and restated as of October 21, 1996 and as further amended or modified as of December 23, 1996, March 27, 1997 and July 15, 1997 (as heretofore amended or modified, the "Credit Agreement"), among Signature Financial/Marketing, Inc., various Banks, The Bank of New York as Documentation Agent, and The Bank of Nova Scotia, as Administrative Agent; and


          WHEREAS the Borrower desires to extend the Maturity Date of the Credit Agreement from August 29, 1997 to January 31, 1998;

          NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                        WAIVER, AMENDMENT AND EXTENSION


          1.1 The Banks hereby waive an Event of Default (the "Specified Default") arising solely by reason of the failure of the Borrower on August 29, 1997 through the effective date of this Agreement to pay in full all Notes and other Obligations.

          1.2 Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions thereto:

               "Account-Related Agreements" means, collectively, (i) the Bank
                --------------------------
     Credit Card Program Agreement, dated as of April 1, 1996 by and between Monogram Credit Card Bank of Georgia ("Monogram") and Montgomery Ward & Co., Incorporated ("MW"), and (ii) the Account-Related Agreement, dated as of April 1, 1996, by and between Montgomery Ward Credit Corporation ("MWCC") and MW, in each case as heretofore or, with Bankruptcy Court approval, hereafter amended.

               "Alternative Credit Program" means an agreement or agreements
                --------------------------
     which are intended to replace in whole or in substantial part the Account-Related Agreements and provide MW with private label credit and charge cards on terms and conditions not less favorable to MW than those set forth in the Account Related Agreements.

               "Credit Card Program" means (i) the private label credit and
                -------------------
     charge card program as evidenced by the Account Related Agreements or (ii) the Alternative Credit Program

          1.3 The Maturity Date is hereby extended by substituting "January 31, 1998" for "August 29, 1997" in the definition of Maturity Date as set forth in Section 1.1 of the Credit Agreement.

          1.4 Article II is hereby amended by adding the following Section 2.12 thereto:

          2.12 Extension Fee. (a) Concurrent with the execution by each Bank of
               -------------
     the Waiver, Amendment and Extension Agreement dated as of August 29, 1997 ("Extension Agreement") among the Banks and the Borrower, the Borrower agrees to pay directly to each Bank in immediately available funds a fee equal to 1/4% of the aggregate outstanding principal amount of the Loans then outstanding from each Bank (it being understood that such fee shall be retained by such Bank regardless of whether the Extension Agreement becomes effective).

          (b) The Borrower agrees to pay to the Administrative Agent in immediately available funds, for the prorata account of each Bank, a fee of $2,000 per day for each day the Loans (or any principal amount thereof) remain outstanding during the month of January 1998. Such fee shall be payable on the earlier of the day all the Loans are repaid in full or January 31, 1998.

          1.5 Section 8.1 of the Credit Agreement is amended by adding thereto Sections 8.1(q), (r) and (s) as follows:

          (q)  MW Dip Financing. Any Event of Default shall occur and be
               ----------------
     continuing under the Post Petition Loan and Guaranty dated as of July 8, 1997, as amended or modified as of July 30, 1997 (as the same may be amended, supplemented or otherwise modified from time to time) by and among MW and various debtor affiliates of MW, General Electric Capital Corporation, as Agent and Lender, and the other Lenders named therein, as approved by order dated August 1, 1997 of the United States Bankruptcy Court for the District of Delaware, In Re Montgomery Ward Holding Corp., a Delaware Corporation, et al., Case No. 97-1049 (PJW) or any subsequent
                           -- --
     order of the such court.

          (r)  Citicorp Commitment Letter. (i) Any party to that certain
               --------------------------
     Commitment Letter, dated as of October 23, 1997, between Citicorp USA, Inc. and the Borrower (the "Commitment Letter") revokes, withdraws, or terminates the Commitment Letter, or (ii) any amendment, modification or waiver is made to the Commitment Letter which is not acceptable to the Banks, or (iii) the Commitment Letter shall cease to be in full force and effect.

          (s)  Credit Card Program. (i) An amendment shall be made to the Credit
               -------------------
     Card Program which is not approved by the Bankruptcy Court, or (ii) the Credit Card Program shall fail to remain in full force and effect, or (iii) any default by MW under the Credit Card Program (after the expiration of any applicable grace period) shall occur and be continuing which has not been waived and which provides any party thereunder with the right to terminate obligations of such party to extend credit to the customers of MW pursuant thereto or to purchase customer receivables thereunder from MW, as the case may be, or (iv) a court of competent jurisdiction shall enter an order terminating all or a substantial part of such Credit Card Program, or
     (v) a court of competent jurisdiction shall enter an order rejecting any Account Related Agreement as an executory contract pursuant to Section 365 of the Bankruptcy Code unless an Alternate Credit Program shall be in full force and effect as of the date of such rejection.

          1.6   Schedules 5.5, 5.7, 5.11, 5.12, 5.16, and 5.17 are each hereby
                -------------  ---  ----  ----  ----      ----
amended by adding thereto the items set forth in the applicable section of
Schedule I attached hereto.

          1.7 The waiver, amendment and extension contained herein are limited precisely to their terms and shall not constitute a waiver, amendment or other modification generally or for any other purpose.


                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          The Borrower hereby represents and warrants to the Agents and the Banks as follows:

          II.1 No Default. No Default or Event of Default has occurred and is
               ----------
continuing, other than the Specified Default, or will exist after giving effect to this Agreement.

          II.2 Due Execution.   The execution, delivery and performance of this
               -------------
Agreement, (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not require any governmental approval which has not been previously obtained (and each such governmental approval that has been previously obtained remains effective), (iv) do not and will not contravene or conflict with any provision of law, or of any judgment, decree or order, or of the Borrower's charter or by-laws, and (v) do not and will not contravene or conflict with, or cause any Lien to arise under, any provision of any agreement binding upon the Borrower, any Subsidiary or any of their respective properties.

          II.3 Validity. The Credit Agreement as extended by this Agreement
               --------
constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

          II.4 Credit Agreement. All representations and warranties of the
               ----------------
Borrower contained in Article 5 (except Section 5.11(b)) of the Credit Agreement are true and correct as of the date hereof with the same effect as though made on the date hereof. Since December 31, 1995, there has not occurred any event which (i) materially impairs the ability of the Borrower to perform its obligations under any Loan Document or to avoid, after the effective date hereof, any Event of Default, or (ii) materially adversely effects the legality, validity, binding effect or enforceability against the Borrower of any Loan Document.

                                  ARTICLE III

                                    GENERAL
                                    -------

          III.1  Expenses. The Borrower agrees to pay all fees and expenses of
                 --------
each of the Agents and the Banks (including all legal fees and related expenses of separate counsel for each of the Banks and the Agents) in connection with the preparation, execution and delivery of this Agreement.

          III.2  Effectiveness. This Agreement shall become effective on the
                 -------------
date on which, the Documentary Agent shall have received each of the following:

          (a)    Agreement. Counterparts of this Agreement whether on the same
                 ---------
     or different counterparts, executed by the Borrower and the Required Banks (or in the case of any Bank as to which an executed counterpart shall not have been so received, telegraphic, telefax, telex or other written confirmation of execution of a counterpart hereof by such Bank);

          (b)    Agreement Fee.  Evidence of payment from the Borrower to each
                 -------------
     Bank of the fee provided for in Section 2.12(a) of the Credit Agreement as herein amended; and

          (c)    MW Court Order. The entry of an order by the United States
                 --------------
     Bankruptcy Court, District of Delaware, In Re Montgomery Ward Holding Corp., a Delaware Corporation, et. al., Case No. 97-1409(PJW) substantially
                                    --  --
     in the form attached to the Waiver and Rescission of Acceleration dated as of July 15, 1997 (but modified so as to conform to this Agreement).


          III.3  Definitions. Except as otherwise herein specifically defined,
                 -----------
all the capitalized terms contained herein shall have the meaning ascribed to such terms in the Credit Agreement.

          III.4  Reaffirmation. Except as hereinabove expressly provided, all
                 -------------
the terms and provisions of the Credit Agreement shall remain in full force and effect and all references therein and in any related documents to the Credit Agreement shall henceforth refer to the Credit Agreement as extended by this Agreement. This Agreement shall be deemed incorporated into, and a part of, the Credit Agreement.

          III.5  Successors. This Agreement shall be binding upon and inure to
                 ----------
the benefit of the parties hereto and their respective successors and assigns.

          III.6  Governing Law. This Agreement shall be governed by and
                 -------------
construed in accordance with the laws of the State of Illinois.

          III.7  Counterparts. This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

  Dated at Chicago, Illinois as of the day, month and year first above written but executed and delivered on or after November 10, 1997.

                              SIGNATURE FINANCIAL/MARKETING, INC.

                              By: /s/ John B. Euwema
                                  -----------------------------
                              Name:  John B. Euwema

ACCEPTED AND APPROVED:


THE BANK OF NEW YORK, in its
individual capacity and in its
capacity as Documentation Agent

By:  /s/ Julie B. Follosco
    --------------------------
Name:  Julie B. Follosco


THE BANK OF NOVA SCOTIA, in its
individual capacity and in its
capacity as Administrative Agent

By:  /s/ D. N. Gillespie
   --------------------------
Name:   D. N. Gillespie
        Assistant General Manager

REAFFIRMATION OF GUARANTY:

Each Guarantor hereby confirms and agrees that (i) its Guaranty dated as of September 27, 1996, as heretofore reaffirmed from time to time, is, and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects, as applied to the Credit Agreement as modified above; (ii) to the extent the liability of any Guarantor under its Guaranty is limited by applicable law, such Guarantor shall be nonetheless liable under its Guaranty to the maximum extent permitted by applicable law, and (iii) to the extent that a Guarantor shall have paid more than its proportionate share of any payment made under its Guaranty, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor which has not paid its proportionate share of such payment (it being understood that (a) such Guarantor's right of contribution shall be subordinated to the obligations of such Guarantor to the Banks and shall not be paid until all of the Obligations under the Credit Agreement have been indefeasibly paid in full, and (b) the provisions of this clause (iii) shall in no respect limit the obligations and liabilities of any Guarantor to the Banks, and each Guarantor shall remain liable to the Banks for the full amount guaranteed by such Guarantor under its Guaranty).


CREDIT CARD SENTINEL, INC
ISS AGENCY, INC.
MONTGOMERY WARD CLUBS, INC.
MONTGOMERY WARD ENTERPRISES, INC.
SIGNATURECARD, INC.
MONTGOMERY WARD FINANCIAL
CENTER, INC.
MONTGOMERY WARD AGENCY, INC.
NATIONAL DENTAL SERVICE, INC.
SIGNATURE DIRECT, INC.
SIGNATURE INVESTMENT ADVISORS,
INC.
AMOCO MOTOR CLUB, INC.


By:  /s/ John B. Euwema
   ------------------------
Name:  John B. Euwema

                                  SCHEDULE I



Schedule 5.5 (Litigation) is hereby amended by adding thereto the following:


Schedule 5.7 (ERISA) is hereby amended by adding thereto the following:


Schedule 5.11 (Permitted Liabilities) is hereby amended by adding thereto the following:


Schedule 5.12 (Environmental Matters) is hereby amended by adding thereto the following:


Schedule 5.16 (Subsidiaries and Minority Interests) is hereby amended by adding thereto the following:


Schedule 5.17 (Insurance Matters) is hereby amended by adding thereto the following: